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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated April 25, 1996, except for the first paragraph of the "Subsequent Event" note as to which the date is July 24, 1998, with respect to the financial statements and schedule of Maxtor Corporation included in the Registration Statement (Form S-1 Amendment No. 4) and related Prospectus of Maxtor Corporation for the registration of shares of common stock.


                                          /s/ ERNST & YOUNG LLP

                                          --------------------------------------
                                          Ernst & Young LLP

San Jose, California
July 28, 1998